UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2005

Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Irvine Sensors Corporation (the “Company”) amends and supplements its Current Report on Form 8-K dated December 30, 2005 and filed on January 5, 2006 (the “Form 8-K”) as set forth in this Current Report on Form 8-K/A (Amendment No. 1) (the “Form 8-K/A”). The Form 8-K was filed to report, among other things, the acquisition by the Company of 70% of the issued and outstanding capital stock of Optex Systems, Inc. (“Optex”) held by Timothy Looney, the sole shareholder of Optex. In accordance with the requirements of Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K, this Form 8-K/A is being filed within 71 calendar days after January 6, 2006 (the date that the initial Form 8-K was required to be filed), to amend and supplement the Form 8-K to include the financial statements and pro forma financial information required by Item 9.01.

Item 9.01.	Financial Statements and Exhibits.

Item 9.01(a) is hereby amended and supplemented as follows:

(a) Financial Statements of Businesses Acquired.

The Financial Statements of Optex for the fiscal years ended December 31, 2005 and December 31, 2004, together with the Notes thereto, are incorporated herein by reference to Exhibits 99.1 and 99.2 filed with this Report on Form 8-K/A.

Item 9.01(b) is hereby amended and supplemented as follows:

(b) Pro Forma Financial Information.

The unaudited pro forma financial information furnished herein gives effect to the Company’s acquisition of 70% of the issued and outstanding capital stock of Optex on December 30, 2005. The unaudited pro forma condensed consolidated statements of operations are based on historical data as reported by the separate companies, and reflect adjustments prepared as if the acquisition had occurred on October 3, 2004. An unaudited pro forma condensed combined balance sheet is not included in the unaudited pro forma condensed combined financial information as the Optex acquisition is reflected in the Company’s consolidated balance sheet as of January 1, 2006 included in its filing on Form 10-Q, which was filed with the SEC on February 21, 2006. As used herein, the terms “Irvine Sensors,” “the Company,” “we,” “us,” and “our” refer to Irvine Sensors Corporation and, where applicable, its consolidated subsidiaries.

The unaudited pro forma condensed consolidated financial statements furnished herein (the “Statements”) include adjustments having a continuing impact on the consolidated company as a result of using the purchase method of accounting for the acquisition. The pro forma adjustments are described in the notes accompanying the Statements (the “Notes”).

The Statements have been prepared based on information currently available to us, using assumptions that our management believes are reasonable. The Statements do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the dates specified. The Statements are not necessarily indicative of the results of operations that may be achieved in the future. The Statements do not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition. The Statements include certain reclassifications to conform the historical results of operations of Optex to our results of operations.

The assumptions used and adjustments made in preparing the Statements are described in the Notes, which should be read in conjunction with the Statements. The Statements and related Notes contained herein should be read in conjunction with our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended October 2, 2005, the unaudited condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the 13-week period ended January 1, 2006, which was filed with the SEC on February 21, 2006, and the consolidated financial statements of Optex and accompanying notes, which are filed as exhibits to this Report on Form 8-K/A and incorporated by reference in Item 9.01(a).

The unaudited pro forma adjustments made in preparing the Statements are based on preliminary purchase price allocations and on certain management judgments. These preliminary allocations are based on an analysis of the estimated fair values of assets acquired and liabilities assumed, including identifiable tangible and intangible assets, deferred tax assets and liabilities, and estimates of the useful lives of tangible and amortizable intangible assets. The final purchase price allocations will be completed after we obtain third-party appraisals, review all available data, and complete our own internal assessments. Any additional adjustments resulting from finalization of the purchase price allocations for Optex will affect the amount assigned to goodwill.

IRVINE SENSORS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

13-WEEK PERIOD ENDED JANUARY 1, 2006

	Irvine Sensors	Optex	Irvine Sensors Pro Forma Adjustments (see Note 3)	Pro Forma Combined
Revenues:
Contract research and development revenue	$4,256,700	$—		$4,256,700
Product sales	508,700	5,204,700		5,713,400
Other revenue	15,600	—		15,600

Total revenues	4,781,000	5,204,700		9,985,700
Costs and expenses:
Cost of contract research and development revenue	3,371,000	—		3,371,000
Cost of product sales	382,200	4,542,600		4,924,800
General and administrative expense	2,069,600	1,393,700		3,463,300
Research and development expense	69,400	—		69,400

Total costs and expenses	5,892,200	5,936,300		11,828,500

Loss from operations	(1,111,200)	(731,600)		(1,842,800)
Interest expense	(8,300)	(60,800)	(401,500)[1]	(470,600)
Interest and other income	1,600	4,500		6,100

Loss from continuing operations before minority interest and provision for income taxes	(1,117,900)	(787,900)		(2,307,300)
Minority interest in loss of subsidiaries	300	236,400	(18,200)[2]	218,500
Provision for income taxes	(6,100)	—		(6,100)

Loss from continuing operations	(1,123,700)	(551,500)		(2,094,900)
Loss from operations of discontinued subsidiary	(1,400)	—		(1,400)

Net loss	$(1,125,100)	$(551,500)		$(2,096,300)

Basic and diluted net loss per common share information:
From continuing operations	$(0.06)			$(0.11)
From operations of discontinued subsidiary	$0.00			$0.00

Basic and diluted net loss per common share	$(0.06)			$(0.11)

Weighted average number of common shares outstanding	19,194,300		36,600 [3]	19,230,900

IRVINE SENSORS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FISCAL YEAR ENDED OCTOBER 2, 2005

	Irvine Sensors	Optex	Irvine Sensors Pro Forma Adjustments (see Note 3)	Pro Forma Combined
Revenues:
Contract research and development revenue	$20,664,300	$—		$20,664,300
Product sales	2,287,700	17,697,000		19,984,700
Other revenue	97,000	—		97,000

Total revenues	23,049,000	17,697,000		40,746,000
Costs and expenses:
Cost of contract research and development revenue	15,310,100	—		15,310,100
Cost of product sales	1,944,100	13,617,000		15,561,100
General and administrative expense	6,447,000	1,578,300		8,025,300
Research and development expense	829,500	—		829,500

Total costs and expenses	24,530,700	15,195,300		39,726,000

Income (loss) from operations	(1,481,700)	2,501,700		1,020,000
Interest expense	(43,000)	(69,900)	(1,798,900)[1]	(1,911,800)
Other expense	(94,800)	—		(94,800)
Interest and other income	13,100	4,400		17,500
Loss on disposal and impairment of assets	(5,800)	—		(5,800)

Income (loss) from continuing operations before minority interest and provision for income taxes	(1,612,200)	2,436,200		(974,900)
Minority interest in (income) loss of subsidiaries	9,100	(730,800)	(21,000)[2]	(742,700)
Provision for income taxes	(16,100)	—		(16,100)

Income (loss) from continuing operations	(1,619,200)	1,705,400		(1,733,700)
Loss from operations of discontinued subsidiary	(177,300)	—		(177,300)

Net income (loss)	$(1,796,500)	$1,705,400		$(1,911,000)

Basic and diluted net loss per common share information:
From continuing operations	$(0.09)			$(0.09)
From operations of discontinued subsidiary	$(0.01)			$(0.01)

Basic and diluted net loss per common share	$(0.10)			$(0.10)

Weighted average number of common shares outstanding	18,392,500		150,100 [3]	18,542,600

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information reflects the acquisition of Optex accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business Combinations.

The unaudited pro forma condensed combined statement of operations for the 13 week-period ended January 1, 2006 and for the year ended October 2, 2005 give effect to the acquisition of Optex as if it had occurred on October 3, 2004. The pro forma financial statements reflect the fiscal period end dates of Irvine Sensors.

Note 2. Purchase Accounting

The total purchase price of the acquired assets and assumed liabilities is as follows:

Cash	$14,000,000
Transactions costs and expenses	892,900

Total purchase price	$14,892,900

Under the purchase method of accounting, the purchase price will be allocated to acquired tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the December 30, 2005 closing date of the Optex acquisition, with any excess being ascribed to goodwill. Management is responsible for determining the fair values of these assets. The Company has not completed its allocation of the purchase consideration for the Optex transaction among tangible and intangible assets acquired and liabilities assumed. Such allocation will be based upon the estimates of fair value determined by management with the assistance of independent valuation specialists. Accordingly, the assets and liabilities of Optex have been included in the Company’s consolidated balance sheet at January 1, 2006 in its Form 10-Q filed with the SEC on February 21, 2006, at their carrying values in the unaudited financial statements of Optex at December 31, 2005, and the excess of the purchase price over such values is presented as goodwill. The Company expects that some of the amount reported as goodwill in the consolidated balance sheet in its Form 10-Q filed with the SEC on February 21, 2006 will be allocated to acquired assets and assumed liabilities and identifiable intangible assets, which will be depreciated or amortized to expense over their estimated useful lives. The following represents the preliminary allocation of the purchase price:

Current assets	$7,438,000
Goodwill	10,931,600
Other non-current assets	455,100
Current liabilities	(2,234,000)
Minority interest	(1,697,800)

Total purchase price	$14,892,900

Note 3. Unaudited Pro Forma Combined Adjustments

The following adjustments are required to properly reflect the pro forma combination of Irvine Sensors and the acquired assets and assumed liabilities of Optex.

(1)	Represents an adjustment to record additional interest expense related to debt financing of the Optex acquisition. Stated interest rates ranging from 3.5% to 9.75% were used to determine the additional interest expense. Of the total additional interest expense, approximately $375,400 and $1,511,600 incurred in the 13-week period ended January 1, 2006 and the fiscal year ended October 2, 2005, respectively, represent non-cash interest expense and imputed interest expense recognized due to amortization of derivatives embedded in financing agreements related to the Optex acquisition.

(2)	Represents an increase in minority interest in results of operations of Optex as a result of reduction of interest expense recorded by Optex. Reductions in interest expense of approximately $60,800 and $69,900 for the 13-week period ended January 1, 2006, and fiscal year ended October 2, 2005, respectively, give effect to repayment of all interest bearing debt at acquisition, and as if the acquisition had occurred on October 3, 2004.

(3)	Represents additional shares of Irvine Sensors common stock issued to pay interest on debt financing related to the Optex acquisition. Common stock per-share prices ranging from $2.05 to $2.62 were used in computing additional shares issuable to pay interest expense.

Note 4. Unaudited Pro Forma Shares for Earnings Per Share

The following table shows the calculation of shares used in computing the pro forma earnings per share in the Unaudited Pro Forma Condensed Combined Statement of Operations.

	For the 13-week period ended January 1, 2006	For the year ended October 2, 2005
Irvine Sensors historical weighted average common shares used in computing basic income (loss) per share	19,194,300	18,392,500
Shares of Irvine Sensors common stock issued	36,600	150,100

Pro Forma weighted average common shares used in computing diluted income (loss) per share	19,230,900	18,542,600

Item 901(d) is hereby amended and supplemented as follows:

(d) Exhibits.

Exhibit No.	Description of Exhibit

23.1	Consent of Montgomery Coscia Greilich, LLP, Independent Registered Public Accounting Firm.

99.1	Financial Statements of Optex Systems, Inc. for the fiscal year ended December 31, 2005, together with the Notes thereto.

99.2	Financial Statements of Optex Systems, Inc. for the fiscal year ended December 31, 2004 together with the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: March 14, 2006	By:	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

23.1	Consent of Montgomery Coscia Greilich LLP, Independent Registered Public Accounting Firm.

99.1	Financial Statements of Optex Systems, Inc. for the fiscal year ended December 31, 2005 together with the notes thereto.

99.2	Financial Statements of Optex Systems, Inc. for the fiscal year ended December 31, 2004 together with the notes thereto.